UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

CAPITAL TITLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21417	87-0399785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14648 North Scottsdale Road, Suite 125

Scottsdale, AZ 85254

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 480-624-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2006, Capital Title Group, Inc. (the “Company”), appointed James C. Yeager to be its Chief Financial Officer. Mr. Yeager replaces Mark Walker in this position, who will remain as the Company’s Executive Vice President, Chief Operating Officer, Treasurer and Secretary.

James C. Yeager, age 55, has been serving as the Company’s Corporate Controller since joining the Company in April 2004. Prior to joining the Company, Mr. Yeager served as Executive Vice President, Treasurer and Chief Financial Officer of Styling Technology Corporation from June 2000 to March 2004 and as Vice President-Finance for Main Street and Main Incorporated from April 1996 to May 2000, both NASDAQ listed companies. Mr. Yeager has more than 25 years experience in executive level accounting and finance positions in the real estate, technology, consumer products and retail industries. He is a graduate of the University of North Texas.

The Company does not have an employment agreement with Mr. Yeager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TITLE GROUP, INC.

Date: April 21, 2006	By:	/s/ Mark C. Walker
	Name:	Mark C. Walker
	Title:	Executive Vice President, Chief Operating Officer, Treasurer and Secretary